EXHIBIT 23

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                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-2342 and 333-55913 of Teche Holding Company on Form S-8 of our report dated November 6, 1998, incorporated by reference in the Annual Report on Form 10-K of Teche Holding Company for the year ended September 30, 1998.



/s/Deloitte & Touche LLP


Deloitte & Touche LLP
New Orleans, Louisiana
December 28, 1998